Exhibit No. 16.1

SavDen Group Corp.

File No. 333-205121

Form 8-K

Report Date: February 9, 2016

February 10, 2016

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Gentlemen:

On February 9, 2016, this Firm received the final copy of a Current Report on Form 8-K to be filed by SavDen Group Corp. (SEC File #333-205121, CIK #0001626078) (“Company”) reporting an Item 4.01 – Changes in Registrant’s Certifying Accountant.

We have no disagreements with the statements made in the final Form 8-K, Item 4.01 disclosures which we read.

/s/ David Lee Hillary Jr., CPA

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David Lee Hillary, Jr., CPA

Date: February 10, 2016